NEWS RELEASE
Contacts:	Union Drilling, Inc. Christopher D. Strong, CEO 817-735-8777 Dan Steigerwald, CFO 817-735-8776 DRG&E Ken Dennard / Ben Burnham 713-529-6600

UNION DRILLING ANNOUNCES RESIGNATION
BY EXECUTIVE VICE PRESIDENT - OPERATIONS

FT. WORTH, TX – October 27, 2006 – Union Drilling, Inc. (NASDAQ: UDRL) announced today the resignation of J. Michael Poole from his position as Executive Vice President, Operations. Christopher Strong, the Company's President and Chief Executive Officer will fulfill Poole's duties on an interim basis.

Poole is leaving Union Drilling for personal reasons and his resignation will be effective October 31, 2006. The Company is currently conducting a search for his successor.

‘‘Mike has been a valuable member of the Union Drilling team since 1997, helping shape the Company into what it is today. We are sad to see him go and we wish him well,’’ commented Strong. ‘‘Looking ahead, I am pleased to have this opportunity to directly oversee our continued growth on the operations side until we find a suitable replacement.’’

Union Drilling, Inc., headquartered in Ft. Worth, Texas, provides contract land drilling services and equipment, primarily to natural gas producers, in the United States. Union Drilling currently owns or operates 73 rigs and specializes in unconventional drilling techniques.

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